UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 16th Floor

Boston, MA 02199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 465-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to Security Holders.

On June 30, 2022, the Company held a special meeting of shareholders (the “Special Meeting”) in person at 800 Boylston Street, 16th Floor in Boston, Massachusetts. At the Special Meeting, a total of 45,179,169 of the Company’s issued and outstanding shares of common stock held of record as of May 31, 2022, the record date for the Annual Meeting, were present in person or by proxy, which constituted a quorum. The Company’s shareholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.	To approve the Agreement and Plan of Merger, dated as of April 28, 2022, as it may be amended from time to time, by and among the Company, GI Georgia Midco, Inc. and GI Georgia Merger Sub Inc.

Votes For	Votes Against	Abstentions
45,162,643	8,004	8,522

2.	To approve, on a nonbinding advisory basis, compensation that will or may become payable to the named executive officers of the Company in connection with the merger of GI Georgia Merger Sub Inc. with and into the Company, with the Company surviving such merger.

Votes For	Votes Against	Abstentions
36,106,648	8,028,042	1,044,479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Jon C. Bourne
		Name:	Jon C. Bourne
		Title:	Executive Vice President, General Counsel and Secretary

Dated: June 30, 2022